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                                  EXHIBIT 12(b)

                THE CHASE MANHATTAN CORPORATION AND SUBSIDIARIES

                COMPUTATION OF RATIO OF EARNINGS TO FIXED CHARGES
                    AND PREFERRED STOCK DIVIDEND REQUIREMENTS
                          (IN MILLIONS, EXCEPT RATIOS)

                                                                           Nine Months Ended
                                                                           September 30, 1997
                                                                           ------------------
EXCLUDING INTEREST ON DEPOSITS
------------------------------
Income before income taxes                                                     $ 4,521
                                                                               -------
Fixed charges:
    Interest expense                                                             5,077
    One third of rents, net of income from subleases (a)                            83
                                                                               -------
Total fixed charges                                                              5,160
                                                                               -------
Less:  Equity in undistributed income of affiliates                                (58)
                                                                               -------

Earnings before taxes and fixed charges, excluding capitalized interest        $ 9,623
                                                                               =======

Fixed charges, as above                                                        $ 5,160

Preferred stock dividends                                                          147
                                                                               -------
Fixed charges including preferred stock dividends                              $ 5,307
                                                                               =======

Ratio of earnings to fixed charges and
    preferred stock dividend requirements                                         1.81
                                                                               =======
INCLUDING INTEREST ON DEPOSITS
Fixed charges including preferred stock dividends, as above                    $ 5,307

Add:  Interest on deposits                                                       4,797
                                                                               -------
Total fixed charges including preferred stock
   dividends and interest on deposits                                          $10,104
                                                                               =======
Earnings before taxes and fixed charges, excluding capitalized interest,
   as above                                                                    $ 9,623

Add:  Interest on deposits                                                       4,797
                                                                               -------
Total earnings before taxes, fixed charges, and interest on deposits           $14,420
                                                                               =======
Ratio of earnings to fixed charges
    and preferred stock dividend requirements                                     1.43
                                                                               =======

(a) The proportion deemed representative of the interest factor.


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